Pilgrim’s Pride Closes Fiscal Year 2015 with an Operating Income of $1.04 Billion and a Margin of 12.8%, Confirming Benefits of Portfolio Strategy

GREELEY, Colo., February 10, 2016 (GLOBE NEWSWIRE) - Pilgrim’s Pride Corporation (NASDAQ: PPC) today reported fiscal year 2015 financial results with Net Sales of $8.18 billion, Net Income of $645.9 million, and an Adjusted Earnings Per Share of $2.60. For fiscal year 2014, Net Sales was $8.58 billion, Net Income was $711.6 million, and Adjusted Earnings Per Share was $2.96, respectively. The company generated $1.21 billion of adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) in 2015, or a 14.9% margin, compared to $1.35 billion, or a 15.8% margin, in the year before, demonstrating a consistent solid year-on-year performance despite a much softer market environment.

For the fourth quarter of 2015, Pilgrim’s recorded Net Sales of $1.96 billion, compared to $2.11 billion for the same period in 2014. Fourth quarter 2015 Net Income was $63.1 million compared to the $167.2 million reported in the prior year. Adjusted Earnings Per Share was $0.26 in the fourth quarter of 2015 compared to $0.83 in the same period last year, while adjusted EBITDA was $150.0 million last quarter, or a 7.7% margin, versus $367.8 million, or a 17.4% margin, for the same period a year ago.

“Our case ready and small bird operations continued to deliver strong results in spite of challenges in the export markets, while the weakest chicken cutout in the past five years continued to impact the commodity segments of our business, as well as our Mexico operations. Despite the headwinds, our team managed to deliver margins that are above periods when prices were at similar levels. Our performance is commendable and strongly validates the benefits of our strategy,” stated Bill Lovette, Chief Executive Officer of Pilgrim's.

“The implementation and execution of our portfolio model over the past five years are critical in supporting our ability to deliver stronger profitability while giving more consistent financial results, as we minimize the impact of specific market conditions in any given segment or geography. For example, as part of this operating strategy, in Fresh Chicken we are able to leverage our well-balanced mix of bird sizes to support key customers’ needs while in prepared foods, we could utilize our well-regarded Pierce brand to lead our efforts in building and solidifying relationships at key accounts.”

“During 2015, we paid out $1.5 billion in special dividend, acquired additional Mexican operations to improve our geographic diversification and competitiveness in one of the strongest emerging markets, and repurchased $99.2 million in shares, signifying our commitment to maximizing shareholder value creation while remaining financially disciplined.”

“Our cash flow generation was strong and our team remained relentless in identifying additional methods to increase operational efficiencies, enhance relationships with key customers, and build competitive advantages. To further support these initiatives and maximize return on capital, we have approved a targeted capital spending deployment for 2016, which enhances our growth prospects, improves our ability to partner with key customers and supports their growth. Additionally, our team has identified $185 million in operational improvements for 2016, to build on the over $1.0 billion in cumulative improvements we have made to the business in the last five years. We are committed to reinvesting our strong cash flow generation back into the business with the goal of more closely aligning with this strategy and optimizing our capital allocation, while remaining on track on the relentless pursuit of operational excellence.”

Conference Call Information
A conference call to discuss Pilgrim’s quarterly results will be held tomorrow, February 11, at 7:00 a.m. MT (9 a.m. ET). Participants are encouraged to pre-register for the conference call using the link below. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time.
To pre-register, go to: http://services.choruscall.com/links/ppc160211.html

You may also reach the pre-registration link by logging in through the investor section of our website at www.pilgrims.com and clicking on the link under “Upcoming Events.”

For those who would like to join the call but have not pre-registered, access is available by dialing +1 (866) 777-2509 within the US, or +1 (412) 317-5413, and requesting the “Pilgrim’s Pride Conference.” Please note that to submit a question to management during the call, you must be logged in via telephone.

Replays of the conference call will be available on Pilgrim’s website approximately two hours after the call concludes and can be accessed through the “Investor” section of www.pilgrims.com. The webcast will be available for replay through May 11, 2016.

About Pilgrim’s Pride

Pilgrim’s employs approximately 39,000 people and operates chicken processing plants and prepared-foods facilities in 12 states, Puerto Rico and Mexico. The Company’s primary distribution is through retailers and foodservice distributors. For more information, please visit www.pilgrims.com.

Forward-Looking Statements

Statements contained in this press release that state the intentions, plans, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim’s Pride Corporation and its management are considered forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: matters affecting the poultry industry generally; the ability to execute the Company’s business plan to achieve desired cost savings and profitability; future pricing for feed ingredients and the Company’s products; outbreaks of avian influenza or other diseases, either in Pilgrim’s Pride’s flocks or elsewhere, affecting its ability to conduct its operations and/or demand for its poultry products; contamination of Pilgrim’s Pride’s products, which has previously and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of cash resources; restrictions imposed by, and as a result of, Pilgrim’s Pride’s leverage; changes in laws or regulations affecting Pilgrim’s Pride’s operations or the application thereof; new immigration legislation or increased enforcement efforts in connection with existing immigration legislation that cause the costs of doing business to increase, cause Pilgrim’s Pride to change the way in which it does business, or otherwise disrupt its operations; competitive factors and pricing pressures or the loss of one or more of Pilgrim’s Pride’s largest customers; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; disruptions in international markets and distribution channel, including anti-dumping proceedings and countervailing duty proceedings; and the impact of uncertainties of litigation as well as other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent filings with the Securities and

Exchange Commission. Pilgrim’s Pride Corporation undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:	Dunham Winoto
Director, Investor Relations
IRPPC@pilgrims.com
(970) 506-8192
www.pilgrims.com

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 27, 2015	December 28, 2014
	(Unaudited)
	(In thousands)
Cash and cash equivalents	$439,638	$576,143
Investment in available-for-sale securities	—	—
Trade accounts and other receivables, less allowance for doubtful accounts	348,994	378,890
Account receivable from related parties	2,668	5,250
Inventories	801,357	790,305
Income taxes receivable	71,410	10,288
Prepaid expenses and other current assets	75,602	95,439
Assets held for sale	6,555	1,419
Total current assets	1,746,224	1,857,734
Other long-lived assets	15,672	24,406
Identified intangible assets, net	47,453	26,783
Goodwill	156,565	—
Property, plant and equipment, net	1,352,529	1,182,795
Total assets	$3,318,443	$3,091,718

Notes payable to banks	$28,726	$—
Accounts payable	482,954	399,486
Accounts payable to related parties	7,000	4,862
Accrued expenses	314,966	311,879
Income taxes payable	13,228	3,068
Current maturities of long-term debt	86	262
Total current liabilities	846,960	719,557
Long-term debt, less current maturities	985,509	3,980
Deferred tax liabilities	131,882	74,172
Other long-term liabilities	92,282	97,208
Total liabilities	2,056,633	894,917
Commitments and contingencies
Preferred stock, $.01 par value, 50,000,000 shares authorized; no shares issued	—	—
Common stock, $.01 par value, 800,000,000 shares authorized; 259,685,145 and 259,029,033 shares issued at year-end 2015 and year-end 2014, respectively; 254,823,286 and 259,029,033 shares outstanding at year-end 2015 and year-end 2014, respectively	2,597	2,590
Treasury stock, at cost, 4,861,859 shares at year-end 2015	(99,233)	—
Additional paid-in capital	1,675,674	1,662,354
Retained earnings (accumulated deficit)	(261,252)	591,492
Accumulated other comprehensive loss	(58,930)	(62,541)
Total Pilgrim’s Pride Corporation stockholders’ equity	1,258,856	2,193,895
Noncontrolling interest	2,954	2,906
Total stockholders’ equity	1,261,810	2,196,801
Total liabilities and stockholders' equity	$3,318,443	$3,091,718

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	December 27, 2015	December 28, 2014	December 27, 2015	December 28, 2014
	(In thousands, except per share data)
Net sales	$1,960,780	$2,110,436	$8,180,104	$8,583,365
Cost of sales	1,800,087	1,731,287	6,925,727	7,189,370
Gross profit	160,693	379,149	1,254,377	1,393,995
Selling, general and administrative expense	52,920	50,157	203,881	188,594
Administrative restructuring charges	—	—	5,605	2,286
Operating income	107,773	328,992	1,044,891	1,203,115
Interest expense, net of capitalized interest	10,678	36,690	37,548	82,097
Interest income	(587)	(1,852)	(3,673)	(4,826)
Foreign currency transaction loss (gain)	2,134	23,047	25,940	27,979
Miscellaneous, net	(547)	(1,917)	(7,682)	(4,526)
Income before income taxes	96,095	273,024	992,758	1,102,391
Income tax expense	33,045	106,021	346,796	390,953
Net income	63,050	167,003	645,962	711,438
Less: Net income (loss) attributable to noncontrolling interests	(98)	(184)	48	(210)
Net income attributable to Pilgrim’s Pride Corporation	$63,148	$167,187	$645,914	$711,648

Weighted average shares of common stock outstanding:
Basic	255,216	258,999	258,442	258,974
Effect of dilutive common stock equivalents	262	544	234	497
Diluted	255,478	259,543	258,676	259,471

Net income attributable to Pilgrim's Pride Corporation per share of common stock outstanding:
Basic	$0.25	$0.65	$2.50	$2.75
Diluted	$0.25	$0.64	$2.50	$2.74

PILGRIM’S PRIDE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Fifty-Two Weeks Ended
	December 27, 2015	December 28, 2014
	(In thousands)
Cash flows from operating activities:
Net income	$645,962	$711,438
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	158,975	155,824
Asset impairment	4,813	—
Foreign currency transaction losses (gains)	—	38,129
Accretion of bond discount	—	2,243
Loss (gain) on property disposals	(10,372)	(1,407)
Gain on investment securities	—	—
Share-based compensation	2,975	4,928
Deferred income tax expense (benefit)	29,512	78,943
Changes in operating assets and liabilities:
Trade accounts and other receivables	61,294	(9,526)
Inventories	57,078	10,638
Prepaid expenses and other current assets	19,840	(38,010)
Accounts payable and accrued expenses	61,882	44,833
Income taxes	(55,428)	74,705
Deposits	—	—
Long-term pension and other postretirement obligations	(3,500)	(5,784)
Other	3,797	(262)
Cash provided by operating activities	976,828	1,066,692
Cash flows from investing activities:
Acquisitions of property, plant and equipment	(175,764)	(171,443)
Business acquisition	(373,532)	—
Purchases of investment securities	—	(55,100)
Proceeds from sale or maturity of investment securities	—	152,050
Proceeds from property disposals	14,610	11,108
Cash used in investing activities	(534,686)	(63,385)
Cash flows from financing activities:
Proceeds from notes payable to banks	28,726	—
Proceeds from long-term debt	1,680,000	—
Payments on long-term debt	(683,780)	(910,234)
Proceeds from sale of subsidiary common stock	—	332
Proceeds from equity contribution under Tax Sharing Agreement between JBS USA Holding, S.à.r.l. and Pilgrim's Pride Corporation	—	3,849
Tax benefit related to share-based compensation	6,474	458
Payment of capitalized loan costs	(12,364)	—
Purchase of treasury stock	(99,233)	—
Payment of special cash dividends	(1,498,470)	—
Cash used in financing activities	(578,647)	(905,595)
Effect of exchange rate changes on cash and cash equivalents	—	(29,775)
Increase in cash and cash equivalents	(136,505)	67,937

Cash and cash equivalents, beginning of period	576,143	508,206
Cash and cash equivalents, end of period	$439,638	$576,143
Supplemental Disclosure Information:
Interest paid (net of amount capitalized)	$24,210	$71,558
Income taxes paid	360,347	257,152

PILGRIM’S PRIDE CORPORATION
Selected Financial Information
(Unaudited)

“EBITDA” is defined as the sum of net income (loss) plus interest, taxes, depreciation and amortization. “Adjusted EBITDA” is calculated by adding to EBITDA certain items of expense and deducting from EBITDA certain items of income that we believe are not indicative of our ongoing operating performance consisting of: (i) income (loss) attributable to non-controlling interests, (ii) restructuring charges, (iii) reorganization items, (iv) losses on early extinguishment of debt and (v) foreign currency transaction losses (gains). EBITDA is presented because it is used by management and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results prepared in conformity with accounting principles generally accepted in the US (“GAAP”), to compare the performance of companies. We believe investors would be interested in our Adjusted EBITDA because this is how our management analyzes EBITDA. The Company also believes that Adjusted EBITDA, in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective regarding the impact of certain significant items on EBITDA and facilitates a more direct comparison of its performance with its competitors. EBITDA and Adjusted EBITDA are not measurements of financial performance under GAAP. They should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with GAAP.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA

(Unaudited)	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	December 27, 2015	December 28, 2014	December 27, 2015	December 28, 2014
	(In thousands)
Net income from continuing operations	$63,050	$167,003	$645,962	$711,438
Add:
Interest expense, net	10,091	34,838	33,875	77,271
Income tax expense (benefit)	33,045	106,021	346,796	390,953
Depreciation and amortization	42,490	43,084	158,975	155,824
Minus:
Amortization of capitalized financing costs	930	6,348	3,638	13,712
EBITDA	147,746	344,598	1,181,970	1,321,774
Add:
Foreign currency transaction losses (gains)	2,134	23,047	25,940	27,979
Restructuring charges	—	—	5,605	2,286
Minus:
Net income (loss) attributable to noncontrolling interest	(98)	(184)	48	(210)
Adjusted EBITDA	$149,978	$367,829	$1,213,467	$1,352,249

The summary unaudited consolidated income statement data for the twelve months ended December 27, 2015 (the LTM Period) have been calculated by summing each of the unaudited thirteen week periods within the audited fifty-two week period ended December 27, 2015.

PILGRIM'S PRIDE CORPORATION
Reconciliation of LTM Adjusted EBITDA

(Unaudited)	Thirteen Weeks Ended	Thirteen Weeks Ended	Thirteen Weeks Ended	Thirteen Weeks Ended	LTM Ended
	March 29, 2015	June 28, 2015	September 27, 2015	December 27, 2015	December 27, 2015
	(In thousands)
Net income from continuing operations	$204,193	$241,624	$137,095	$63,050	$645,962
Add:
Interest expense, net	3,365	10,237	10,182	10,091	33,875
Income tax expense (benefit)	111,494	129,104	73,153	33,045	346,796
Depreciation and amortization	36,152	38,918	41,415	42,490	158,975
Asset impairments	—	—	—	—	—
Minus:
Amortization of capitalized financing costs	725	864	1,119	930	3,638
EBITDA	354,479	419,019	260,726	147,746	1,181,970
Add:
Foreign currency transaction losses (gains)	8,974	2,059	12,773	2,134	25,940
Restructuring charges	—	4,813	792	—	5,605
Minus:
Net income (loss) attributable to noncontrolling interest	(22)	135	33	(98)	48
Adjusted EBITDA	$363,475	$425,756	$274,258	$149,978	$1,213,467

PILGRIM'S PRIDE CORPORATION
Reconciliation of EBITDA Margin

(Unaudited)	Thirteen Weeks Ended		Fifty-Two Weeks Ended		Thirteen Weeks Ended		Fifty-Two Weeks Ended
	December 27, 2015	December 28, 2014	December 27, 2015	December 28, 2014	December 27, 2015	December 28, 2014	December 27, 2015	December 28, 2014
	(In thousands)
Net income from continuing operations	$63,050	$167,003	$645,962	$711,438	3.22%	7.91%	7.90%	8.29%
Add:
Interest expense, net	10,091	34,838	33,875	77,271	0.51%	1.65%	0.41%	0.90%
Income tax expense (benefit)	33,045	106,021	346,796	390,953	1.69%	5.02%	4.24%	4.55%
Depreciation and amortization	42,490	43,084	158,975	155,824	2.17%	2.04%	1.94%	1.82%
Asset impairments	—	—	—	—	—%	—%	—%	—%
Minus:					—%	—%	—%	—%
Amortization of capitalized financing costs	930	6,348	3,638	13,712	0.05%	0.30%	0.04%	0.16%
EBITDA	147,746	344,598	1,181,970	1,321,774	7.54%	16.33%	14.45%	15.40%
Add:
Foreign currency transaction losses (gains)	2,134	23,047	25,940	27,979	0.11%	1.09%	0.32%	0.33%
Restructuring charges	—	—	5,605	2,286	—%	—%	0.07%	0.03%
Minus:
Net income (loss) attributable to noncontrolling interest	(98)	(184)	48	(210)	—%	(0.01)%	—%	—%
Adjusted EBITDA	$149,978	$367,829	$1,213,467	$1,352,249	7.65%	17.43%	14.83%	15.75%

Net Revenue:	$1,960,780	$2,110,436	$8,180,104	$8,583,365	$1,960,780	$2,110,436	$8,180,104	$8,583,365

A reconciliation of net income (loss) attributable to Pilgrim's Pride Corporation per common diluted share to adjusted net income (loss) attributable to Pilgrim's Pride Corporation per common diluted share is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted Earnings
(Unaudited)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	December 27, 2015	December 28, 2014	December 27, 2015	December 28, 2014
	(In thousands, except per share data)
Net income (loss) attributable to Pilgrim's Pride Corporation	$63,148	$167,187	$645,914	$711,648
Loss on early extinguishment of debt	—	25,271	1,470	29,475
Foreign currency transaction losses (gains)	2,134	23,047	25,940	27,979
Income (loss) before loss on early extinguishment of debt and foreign currency transaction losses (gains)	65,282	215,505	673,324	769,102
Weighted average diluted shares of common stock outstanding	255,478	259,543	258,676	259,471
Income (loss) before loss on early extinguishment of debt and foreign currency transaction losses (gains) per common diluted share	$0.26	$0.83	$2.60	$2.96

Net debt is defined as total long term debt less current maturities, plus current maturities of long term debt and notes payable, minus cash, cash equivalents and investments in available-for-sale securities.  Net debt is presented because it is used by management, and we believe it is frequently used by securities analysts, investors and other parties, in addition to and not in lieu of debt as presented under GAAP, to compare the indebtedness of companies.  A reconciliation of net debt is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Net Debt
(Unaudited)

	December 29, 2013	December 28, 2014	December 27, 2015

	(In thousands)
Long term debt, less current maturities	$501,999	$3,980	$985,509
Add: Current maturities of long term debt and notes payable	410,234	262	28,812
Minus: Cash and cash equivalents	508,206	576,143	439,638
Minus: Available-for-sale securities	96,902	—	—
Net debt (cash position)	$307,125	$(571,901)	$574,683

PILGRIM'S PRIDE CORPORATION
Supplementary Selected Segment and Geographic Data

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	December 27, 2015	December 28, 2014	December 27, 2015	December 28, 2014
	(Unaudited)
	(In thousands)
Sources of net sales by country of origin:
US:	$1,663,361	$1,888,332	$7,143,354	$7,647,036
Mexico:	297,419	222,104	1,036,750	936,329
Total net sales:	$1,960,780	$2,110,436	$8,180,104	$8,583,365

Sources of cost of sales by country of origin:
US:	$1,505,336	$1,544,147	$6,016,493	$6,444,234
Mexico:	294,775	187,140	909,329	745,136
Elimination:	(24)	—	(95)	—
Total cost of sales:	$1,800,087	$1,731,287	$6,925,727	$7,189,370

Sources of gross profit by country of origin:
US:	$158,025	$344,185	$1,126,861	$1,202,802
Mexico:	2,644	34,964	127,421	191,193
Elimination:	24	—	95	—
Total gross profit:	$160,693	$379,149	$1,254,377	$1,393,995